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                                                                     EXHIBIT 23A

We have issued our report dated November 28, 1995, accompanying the consolidated financial statements of Commodore Holdings Limited and Subsidiaries contained in Amendment No. 1 to the Form S-1 Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."

/s/ GRANT THORTON, L.L.P.

Miami, Florida
May 23, 1996